UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant ☒              Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

COMSTOCK MINING INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Comstock Mining Inc. will be held at Peppermill, 2707 South Virginia Street, Reno, Nevada 89502, on Tuesday, June 19, 2012, at 10:30 a.m., Pacific Daylight Time, for the following purposes:

1.	To elect the five nominees named in the accompanying proxy statement to the Board of Directors to serve for the ensuing year and until their successors are duly elected and qualified;
2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and
3.	To conduct any other business which may properly come before the meeting or any adjournments or postponements thereof.

Holders of shares of Comstock Mining Inc. common stock and convertible preferred stock of record at the close of business on May 3, 2012, will be entitled to vote at the meeting.

UNLESS YOU PROVIDE SPECIFIC INSTRUCTIONS AS TO HOW TO VOTE, BROKERS MAY NOT VOTE YOUR SHARES OF COMMON STOCK OR CONVERTIBLE PREFERRED STOCK ON THE ELECTION OF DIRECTORS.

To ensure your vote is counted, you are requested to vote your shares promptly by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided, or by telephone or over the Internet, regardless of whether you expect to attend the meeting.

If you are present at the meeting, you may vote in person even if you already have voted your proxy by mail, by telephone or over the Internet.

Seating at the meeting will be on a first-come, first-served basis. To ensure that you have a seat, please arrive early.

By Order of the Board of Directors
John V. Winfield, Chairman and acting Secretary

May 4, 2012

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS
COMSTOCK MINING INC.

TO BE HELD JUNE 19, 2012
APPROXIMATE DATE OF MAILING — MAY 4, 2012

This Proxy Statement sets forth certain information with respect to the accompanying proxy to be used at the 2012 Annual Meeting (the “Meeting”) of Shareholders of Comstock Mining Inc., or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The Board of Directors has designated Peppermill, 2707 South Virginia Street, Reno, Nevada 89502, as the place of the Meeting. The Meeting will be called to order at 10:30 a.m., Pacific Daylight Time, on Tuesday, June 19, 2012.

The Board of Directors solicits this proxy and urges you to vote immediately. Unless the context otherwise indicates, reference to “Comstock,” “we,” “us,” “our” or “the Company” means Comstock Mining Inc.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (the “Annual Report”), is being mailed concurrently with this Proxy Statement to our shareholders. Our Annual Report is not incorporated by reference into this Proxy Statement and shall not be considered a part of this Proxy Statement or soliciting materials, unless otherwise specifically stated herein.

QUESTIONS AND ANSWERS FOR ANNUAL MEETING

Q:	Who is asking for my vote and why am I receiving this document?
A:	The Board of Directors asks that you vote on the matters listed in the Notice of Annual Meeting of Shareholders, which are more fully described in this Proxy Statement.

We are providing this Proxy Statement and related proxy card to our shareholders in connection with the solicitation by the Board of Directors of proxies to be voted at the Meeting. A proxy, if duly executed and not revoked, will be voted in accordance with the specific instructions noted on the proxy and, if it does not contain specific instructions, will be voted in accordance with the recommendations of the Board of Directors set forth in this Proxy Statement.

Q:	Who is entitled to vote?
A:	You may vote if you owned shares of our common stock (“Common Stock”) or shares of our convertible preferred stock (“Preferred Stock”) on May 3, 2012, the date established by the Board of Directors under Nevada law and our by-laws for determining shareholders entitled to notice of and to vote at the Meeting. On the record date, there were outstanding 39,497,944 shares of Common Stock and 58,956 shares of Preferred Stock. Each share of Common Stock outstanding on the record date is entitled to one vote. Each share of Preferred Stock outstanding on the record date is entitled to one vote for each share of Common Stock into which such Preferred Stock may be converted on the record date, except with respect to Series A-1 Convertible Preferred Stock, which entitles the holders thereof to five votes for each share of Common Stock into which such Preferred Stock may be converted on the record date.
Q:	What is a proxy?
A:	A proxy is your legal designation of another person to vote the stock you own. If you designate someone as your proxy or proxy holder in a written document, that document also is called a proxy or a proxy card. Messrs. William Nance and Robert A. Reseigh have been designated as proxies or proxy holders for the Meeting. Proxies properly executed and received by our Secretary prior to the Meeting and not revoked will be voted in accordance with the terms thereof.
Q:	What is a voting instruction?
A:	A voting instruction is the instruction form you receive from your bank, broker or its nominee if you hold your shares of Common Stock in street name. The instruction form instructs you how to direct your bank, broker or its nominee, as record holder, to vote your shares of Common Stock.

Q:	What am I voting on at the Meeting?
A:	You will be voting on the following matters at the Meeting:
•	Election of the five nominees named in this Proxy Statement to the Board of Directors;
•	Ratification of Deloitte & Touche LLP as independent registered public accounting firm for the Company; and
•	Any other business that may properly come before the Meeting or any adjournments or postponements thereof.
Q:	How many votes must be present to hold the Meeting?
A:	In order for the Meeting to be conducted, one-third of the outstanding shares of Common Stock as of the record date must be present in person or represented by proxy at the Meeting. This is referred to as a quorum. Abstentions, withheld votes and shares held of record by a bank, broker or its nominee (“broker shares”) that are voted on any matter (including an abstention or withheld vote by broker shares) are included in determining the number of votes present. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.
Q:	What vote is needed to elect directors?
A:	The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock and Preferred Stock voted in the election of directors.
Q:	What vote is needed to ratify the appointment of Deloitte & Touche LLP?
A:	The ratification of the appointment of Deloitte & Touche LLP requires that the votes cast in favor of the ratification exceed the number of votes cast in opposition to the ratification.
Q:	What are the voting recommendations of the Board of Directors?
A:	The Board of Directors recommends that shareholders vote “FOR” all of the proposed nominees for director and “FOR” the ratification of the appointment of Deloitte & Touche LLP.
Q:	How do I vote?
A:	Registered shareholders (shareholders who hold Common Stock or Preferred Stock in certificated form as opposed to through a bank, broker, or other nominee) may vote in person at the Meeting or by proxy. Registered shareholders may send their proxies by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope.

Shareholders who hold Common Stock through banks, brokers or other nominees (street name shareholders) who wish to vote at the Meeting should be provided voting instructions from the institution that holds their shares. If this has not occurred, please contact the institution that holds your shares. Street name shareholders may also be eligible to vote their shares electronically by following the voting instructions provided by the bank, broker or other nominee that holds the shares, using either the toll-free telephone number or the Internet address provided on the voting instruction, or otherwise complete, date and sign the voting instruction and return it promptly in the enclosed postage-paid envelope.

The deadline for votes received by mail is 5:00 p.m., Pacific Daylight Time, on June 18, 2012.

Q:	Can I attend the Meeting?
A:	The Meeting is open to all holders of our Common Stock and Preferred Stock as of the record date, May 3, 2012. You may vote by attending the Meeting and voting in person. Even if you plan to attend the Meeting, however, we encourage you to vote your shares by proxy. We will not permit cameras, recording devices and other electronic devices at the Meeting.

Q:	Can I change or revoke my vote?
A:	Any shareholder giving a proxy may change or revoke it at any time before it is voted at the Meeting. A proxy can be changed or revoked by
•	delivering a later dated proxy, or written notice of revocation, to our Secretary at the address listed under “Shareholder Proposals,” or
•	appearing at the Meeting and voting in person.

If you decide to vote by completing, signing, dating and returning the enclosed proxy card, you should retain a copy of the proxy card in the event that you decide later to change or revoke your proxy at the Meeting. Your attendance at the Meeting will not itself revoke a proxy.

If you are a shareholder whose stock is held in street name with a bank, broker or other nominee, you must follow the instructions found on the voting instruction card provided by the bank, broker or other nominee, or contact your bank, broker or other nominee in order to change or revoke your previously given proxy.

Q:	How will my shares be voted if I sign, date and return my proxy card or voting instruction card, but do not provide complete voting instructions with respect to each proposal?
A:	Shareholders should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, it is intended that all proxies that are signed and returned will be voted “FOR” the election of all nominees for director and “FOR” the ratification of the appointment of Deloitte & Touche LLP. As to any other business that may properly come before the Meeting, the persons named in the enclosed proxy card or voting instruction will vote the shares of Common Stock or Preferred Stock represented by the proxy in the manner as the Board of Directors may recommend, or otherwise in the proxy holders’ discretion. The Board of Directors does not presently know of any other such business.
Q:	How will my shares be voted if I do not return my proxy card or my voting instruction?
A:	It will depend on how your ownership of shares is registered. If you own your shares as a registered holder, which means that your shares are registered in your name with Corporate Stock Transfer, our transfer agent, your shares will only be voted if Corporate Stock Transfer receives specific voting instructions from you. Otherwise, your unvoted shares will not be represented at the Meeting and will not count toward the quorum requirement, which is explained under “Questions and Answers — How many votes must be present to hold the Meeting?” above, unless you attend the Meeting to vote them in person.

If you are a shareholder whose shares of Common Stock are held in street name, which means that your shares are registered in the name of your bank, broker or other nominee, your bank, broker or other nominee may not vote your shares in its discretion (with certain limited exceptions) unless you have provided voting instructions to the bank, broker or its nominee.

Under the rules of the NYSE Amex LLC (“AMEX”), your broker may vote your shares in its discretion on “routine matters.” Based on the rules of the NYSE, we believe that the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is a routine matter for which brokerage firms may vote in their discretion on behalf of their clients if no voting instructions are provided. Therefore, if you are a shareholder whose shares of Common Stock are held in street name with a bank, broker or other nominee and you do not return your voting instruction card, your bank, broker or other nominee may vote your shares on the ratification of the appointment by the Audit and Finance Committee of Deloitte & Touche LLP as our independent registered public accounting firm.

Q:	Where can I find the results of the Meeting?
A:	We intend to announce preliminary voting results at the Meeting and publish final results through a Current Report on Form 8-K that we will file with the Securities and Exchange Commission (the “SEC”) within four business days of the Meeting.
Q:	Who pays for the solicitation of proxies?
A:	We will pay for the cost of the solicitation of proxies.

Q:	Could other matters be decided at the Meeting?
A:	As of the date of the mailing of this Proxy Statement, the Board of Directors did not know of any other business that might be brought before the Meeting. However, if any other matters should properly come before the Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.
Q:	Where can I find the corporate governance materials?
A:	Our Corporate Governance Guidelines, including our independence standards for members of the Board of Directors, our Code of Business Conduct and the charters of our Audit and Finance Committee, Compensation Committee and Nominating and Governance Committee, are available on our Internet website at http://www.comstockmining.com/corporate/corporate-governance and are available in print to any shareholder upon request by contacting our investor relations department as described below.
Q:	How do I communicate with the Board of Directors?
A:	Shareholders and other interested persons may communicate with the full Board of Directors, a specified committee of the Board of Directors or a specified individual member of the Board of Directors in writing by mail addressed to Comstock Mining Inc., P.O. Box 1118, Virginia City, Nevada 89440, Attention: Chairman of the Nominating and Governance Committee. The Chairman of the Nominating and Governance Committee and his or her duly authorized agents are responsible for collecting and organizing shareholder communications. Absent a conflict of interest, the Chairman of the Nominating and Governance Committee is responsible for evaluating the materiality of each shareholder communication and determining whether further distribution is appropriate, and, if so, whether to (1) the full Board of Directors, (2) one or more committee members, (3) one or more Board members and/or (4) other individuals or entities.

***********

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting
to Be Held on June 19, 2012.

The Proxy Statement and our Annual Report on Form 10-K are both available free of charge at http://www.comstockmining.com/investors/regulatory-filings. In addition, a copy of our Annual Report on Form 10-K is enclosed. We will provide without charge to each person to whom this Proxy Statement has been delivered, on the request of any such person, additional copies of our Annual Report on Form 10-K. Requests should be directed to our investor relations department as described below:

Comstock Mining Inc.
P.O. Box 1118
Virginia City, Nevada 89440
Attention: Ms. Kimberly Shipley, Investor Relations
Telephone: (775) 847-0545

We also make available free of charge through our Internet website our Annual Reports on Form 10-K for prior years, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the SEC. The information on our Internet website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The Nominating and Governance Committee has unanimously recommended to the Board of Directors, and the Board of Directors has unanimously approved, the persons named below as nominees for election to the Board of Directors at the Meeting. Each nominee has consented to being named as such and to serve as such if elected. Messrs. Winfield, De Gasperis, Kappes, Nance and Reseigh presently serve as a director. Proxies will be voted for the election of the persons named below (or if for any reason such persons are unavailable, of such substitutes as the Board of Directors may designate) as directors for the ensuing year. The Board of Directors has no reason to believe that any of the nominees will be unavailable. Each nominee who is elected will serve as a director until his or her successor is elected at our 2013 annual meeting of shareholders or until his or her earlier resignation or removal.

Set forth below is information concerning the age, principal occupation, employment and directorships during the past five years and positions with the Company of each nominee and director, the year in which he first became a director of the Company and his term of office as a director. Also set forth below is a brief discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that each nominee and director should serve as a director as of the date of this proxy statement, in light of the Company’s business and structure.

John V. Winfield; age 65; director since June 2011. Mr. Winfield and his affiliates are the largest shareholders of the Company. Pursuant to the terms of the Company’s Series A-1 Convertible Preferred Stock, Mr. Winfield is entitled to a seat on the Board of Directors. He is the Chairman of the Board, President and Chief Executive Officer of The Intergroup Corporation. Mr. Winfield was first appointed to the Board of Intergroup in 1982. He currently serves as Intergroup’s Chairman of the Board, President and Chief Executive Officer, having first been appointed such in 1987. Mr. Winfield also serves as Chairman, President and Chief Executive Officer of Intergroup’s subsidiaries, Santa Fe Financial Corporation (Santa Fe) and Portsmouth Square, Inc. (Portsmouth), both public companies. Mr. Winfield has extensive experience as an entrepreneur and investor, as well as managerial and leadership experience from serving as a chief executive officer and director of public companies.

Corrado De Gasperis; age 46; director since June 2011. Mr. De Gasperis was elected as President and CEO of the Company in April 2010. In addition to serving as President and CEO of the Company, Mr. De Gasperis is also the Company’s Principal Financial Officer. He brings to the Company more than 23 years of experience in manufacturing, metals and mining operational management, construction project management, financial and information management, restructuring, capital markets and board level governance.

Mr. De Gasperis was formerly the Chief Executive Officer of Barzel Industries Inc. (“Barzel”). Barzel operated a network of 15 manufacturing, processing and distribution facilities in the United States and Canada that offered a wide range of metal solutions to a variety of industries, from construction and industrial manufacturing to transportation, infrastructure development and mining. Mr. De Gasperis resigned from Barzel in September 2009, after Barzel reached an agreement to sell substantially all of its assets in a planned transaction that was consummated in a sale pursuant to Section 363 of the U.S. Bankruptcy Code following a multiple party bidding process with suitors focused on both in-court and out-of-court transactions. Barzel and substantially all of its U.S. and Canadian subsidiaries entered into an Asset Purchase Agreement with Chriscott USA Inc. and 4513614 Canada Inc. pursuant to which certain liabilities of Barzel were assumed and substantially all of the assets of Barzel and all of its outstanding stock were purchased for $65.0 million in cash.

From 2001 to 2005, he served as Chief Financial Officer of GrafTech International Ltd., a global manufacturer of industrial graphite and carbon-based materials, in addition to his duties as Vice President and Chief Information Officer, which he assumed in 2000. He served as Controller of GrafTech from 1998 to 2000. From 1987 to 1998, Mr. De Gasperis was a Certified Public Accountant with KPMG LLP, an international provider of financial advisory services. As a Senior Assurance Manager in the Manufacturing, Retail and Distribution Practice, he served clients such as General Electric Company and Union Carbide Corporation. KPMG announced his admittance, as a Partner, effective July 1, 1998.

Mr. De Gasperis holds a BBA from the Ancell School of Business at Western Connecticut State University, with honors. Mr. De Gasperis has served as a director of GBS Gold International Inc., where he was Chairman of the Audit and Governance Committee and the Compensation Committee and a member of the Nominations and Advisory Committees. Mr. De Gasperis, through Comstock Mining, is an active member of the Northern Nevada Development Association and the Nevada Mining Association, serving on its Exploration Committee. Mr. De Gasperis is also a Member of the Prospectors and Developers Association of Canada.

Daniel W. Kappes; age 67; director since April 2012. Mr. Kappes is a founder and the President of Kappes, Cassiday & Associates (KCA). KCA has provided extractive metallurgical services to the international mining industry since 1972, specializing in all aspects of heap leach and cyanide processing, including laboratory testing, project feasibility studies, engineering design, construction, and operations management. KCA has pioneered many of the techniques now employed in heap leaching, and for the past several years has expanded into the design of agitated leach plants and other metallurgical processes. Mr. Kappes is a recognized authority on gold and silver metals heap leaching. In addition to providing engineering and design work on numerous projects, he has directed laboratory and field testing on several projects that have subsequently become major precious metal mines.

Mr. Kappes graduated from the Colorado School of Mines with an Engineer of Mines Degree and the University of Nevada’s Mackay School of Mines with a Master’s in Mine Engineering. Mr. Kappes is and has served as a “Qualified Person” under National Instrument 43-101 and has also presented several technical papers on precious metals heap leaching in his career. He is a registered Professional Mining and Metallurgical Engineer in Nevada, and was named Alumnus of the Year at Mackay in 1995. Mr. Kappes substantial experience in strategic planning, project evaluation and project management led the Board to conclude that he should serve as one of its directors.

William J. Nance; age 68; director since October 2005. Mr. Nance also serves as the Chairman of the Audit and Compensation Committees. He is the President and CEO of Century Plaza Printers, Inc., a company he founded in 1979. He has also served as a consultant in the acquisition and disposition of commercial real estate. Mr. Nance is a Certified Public Accountant and, from 1970 to 1976, was employed by Kenneth Leventhal & Company where he specialized in the area of REITS, restructuring of real estate companies, mergers and acquisitions, and most phases of real estate development and financing. Mr. Nance has been a Director of The Intergroup Corporation since 1984 and of Santa Fe Financial Corporation and Portsmouth Square Inc. since May 1996. He holds a Bachelors Degree in Business Administration from California State University in Los Angeles. Mr. Nance has extensive management experience within a wide range of business functions. Mr. Nance also brings over 20 years of experience as a director on public company boards.

Robert A. Reseigh; age 66; director since September 2008. Mr. Reseigh has over 40 years of experience in the mining and underground construction industries. Following graduation from the Colorado School of Mines in 1968 with a Masters degree in Mining Engineering, and service in the U.S. Army, Mr. Reseigh joined Peter Kiewit Sons and progressively held the positions of Project Engineer, Superintendent, Project Manager, and Estimator before being promoted to District Manager, Vice President, and Area Manager. Bob retired from Kiewit after 18 years of service, and joined Atkinson Construction in the capacity of Executive Vice President where he ran the Underground Group for 15 years prior to joining Barnard Construction where he most recently was a Senior Advisor overseeing the expansion of Barnard’s tunnel, shaft construction and rehabilitation businesses.

Mr. Reseigh’s career specialized in underground construction, both domestically and overseas. He is one of the most experienced and knowledgeable individuals in the country in deep shaft and drill and blast tunnel work, having been responsible for in excess of six miles of shaft sinking and 55 miles of tunnel/horizontal mine development in his career. In addition, his work has involved both mine development and heavy civil projects, including subways, outfalls, railroads, dams, pump storage, water and sewer, marine construction, and municipal work. Mr. Reseigh served in executive positions at a large mining company and several construction companies during his professional career. His roles encompassed significant operational management, providing him knowledge and experience in an array of functional areas critical to public companies.

Mr. Reseigh was a frequent speaker at mining and construction industry conferences and has published several industry-specific papers. Mr. Reseigh has also been appointed as a member of the Moles Association and the Beavers Association, East Coast- and West Coast- based associations of prominent individuals in the heavy construction industry.

The Board of Directors recommends that shareholders vote “FOR” all of the nominees listed above.

We are managed under the direction of the Board of Directors, which has adopted Corporate Governance Guidelines to set forth certain corporate governance practices. The Corporate Governance Guidelines are available on our website at http://www.comstockmining.com/files/corporate-governance/ComstockMining_ CorporateGovernanceGuidelines_20101231.pdf http://www.albemarle.com/Investor_information/ Corporate_information/Corporate_governance/. The information contained on our website is not part of this Proxy Statement.

Independence of Directors

The Board of Directors has determined that Messrs. Kappes, Nance, Reseigh and Winfield are “independent” directors within the listing standards of the AMEX and the independence standards of our Corporate Governance Guidelines.

In order for a director to be considered “independent” by the Board of Directors, he or she must (1) be free of any relationship that, applying the rules of the AMEX, would preclude a finding of independence and (2) not have any material relationship (either directly or as a partner, shareholder or officer of an organization) with us or any of our affiliates or any executive officer of us or any of our affiliates (exclusive of relationships based solely upon investment). In evaluating the materiality of any such relationship, the Board of Directors takes into consideration whether disclosure of the relationship would be required by the proxy rules under the Exchange Act. If disclosure of the relationship is required, the Board of Directors must make a determination that the relationship is not material as a prerequisite to finding that the director is “independent.”

Board of Directors Meetings

The Board of Directors meets on a regularly scheduled basis during the year to review significant developments affecting us and to act on matters requiring Board of Directors’ approval, and may hold special meetings between scheduled meetings when appropriate. During 2011, the Board of Directors and its committees held twelve meetings. Each of the directors attended over 75% of the aggregate of (1) the total number of meetings of all committees of the Board of Directors on which the director then served and (2) the total number of meetings of the Board of Directors.

Board of Directors Leadership Structure and Role in Risk Oversight

Our Company is led by John Winfield, who has served as our Chairman of the Board since 2011. On an annual basis, each director and executive officer is obligated to disclose any transactions with our Company and any of its subsidiaries in which a director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. Based on these disclosures, the Board of Directors has determined that each of our directors and nominees, with the exception of Mr. De Gasperis, qualify as “independent” under the listing standards of AMEX, federal securities laws and SEC rules with respect to members of boards of directors and members of all board committees on which he serves.

The Board is responsible for overseeing risk management, and receives periodic reports from management. The Board leadership structure is used by other smaller reporting companies in the United States, and we believe that this leadership structure is effective for the Company. We believe that having a separate Chairman and President is the correct form of leadership for our Company. We have two leaders for our Company and oversight of Company operations by experienced directors. We believe that our directors provide effective oversight of the risk management function, especially through dialogue between the Board and our management.

The Nominating and Governance Committee of the Board reviews at least annually the skills and characteristics of new and existing directors, including diversity.

Board

On December 31, 2010, our Board adopted Corporate Governance Guidelines, a Code of Conduct and Ethics and a written charter for each committee that, at a minimum, are intended to satisfy the requirements of the listing standards of the AMEX. These guidelines cover such matters as purpose and powers, composition, meetings, procedures, required responsibilities and discretionary activities which our Board or the appropriate committee should periodically consider undertaking. Each committee is authorized to exercise all power of our Board with respect to matters within the scope of its charter.

Our Corporate Governance Guidelines and committee charters are not intended to, and do not, expand or increase the duties, liabilities or responsibilities of any director under any circumstance beyond those that a director would otherwise have under applicable laws, rules and regulations in the absence of such Governance Guidelines or charters.

Corporate Governance Guidelines

The Corporate Governance Guidelines provides, among other things, that:

•	a majority of the directors shall be independent within the meaning of the listing standards of the AMEX;
•	if a member of the Audit and Finance Committee simultaneously serves on an audit committee of more than three public companies, our Board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the Audit and Finance Committee;
•	our Board shall meet in regular sessions at least four times annually (including telephonic meetings and the annual retreat described below); and
•	our Board may have an annual retreat with executive officers at which there will be a full review of financial statements and financial disclosures, long-term strategies, plans and risks, and current developments in corporate governance.

Mr. De Gasperis is the only member of management who currently serves as a Comstock director. All of our non-management directors are independent under applicable AMEX guidelines.

Executive Officers

The Company has two executive officers, Mr. De Gasperis, the President and Chief Executive Officer of the Company, who also serves as the Company’s principal financial officer, and Mark Jewett, who serves as the Chief Accounting Officer of the Company. See page 5 for Mr. De Gasperis’ biographical information. Mr. Jewett’s biographical information appears below.

Mark A. Jewett joined the Company in September 2011 and has been Chief Accounting Officer of the Company since December 2011. Mr. Jewett has over 25 years of accounting and financial experience. Mr. Jewett was Chief Financial Officer of Epiphany Management Solutions and Chief Accounting Officer of eTrials Worldwide, Inc. He also worked for Arthur Andersen & Company. Mr. Jewett holds Bachelors of Science degrees in Accounting and Computer Science from Milligan College and a Masters of Accountancy degree from East Tennessee State University. He is a Certified Public Accountant and Certified Internal Auditor.

Code of Conduct and Ethics

The Code of Conduct and Ethics applies to all employees, including senior executives, as well as to all directors. It is intended, at a minimum, to comply with the listing standards of the AMEX, as well as the Sarbanes-Oxley Act of 2002 and the SEC rules adopted thereunder. Only our Board or the Audit and Finance Committee may waive the provisions of our Code of Conduct and Ethics with respect to executive officers and directors.

Board Committees

The Board has established three standing committees, the Audit and Finance Committee, the Compensation Committee and the Nominating and Governance Committee, and periodically establishes other committees, in each case so that certain important matters can be addressed in greater depth than may be possible in a meeting of the entire Board. Under the committee charters described below, members of the three standing committees must be independent directors within the meaning of the listing standards of the NYSE Amex. Further, members of the Audit and Finance Committee must be independent directors within the meaning of the Sarbanes-Oxley Act of 2002, must satisfy the expertise requirements of the listing standards of the AMEX and must include an audit committee financial expert within the meaning of the SEC rules. Our Board has determined that the three standing committees currently consist of members who satisfy such requirements.

Audit and Finance Committee

The Audit and Finance Committee assists our Board in discharging and performing its duties and responsibilities with respect to the financial affairs of the Company.

Without limiting the scope of such activities, the Audit and Finance Committee has responsibility to, among other things:

•	select, retain, determine appropriate compensation of (and provide for payment of such compensation), evaluate and, as appropriate, terminate and replace the independent registered public accounting firm;
•	review and, as appropriate, approve, prior to commencement, all audit and non-audit services to be provided by the independent registered public accounting firm;
•	review regularly with management and the independent registered public accounting firm any audit problems or difficulties and management’s responses thereto;
•	resolve or direct the resolution of all material disagreements between management and the independent registered public accounting firm regarding accounting and financial reporting;
•	review with management and the independent registered public accounting firm, among other things, all reports delivered by the independent registered public accounting firm with respect to critical accounting policies and practices used, alternative treatments of financial information available under generally accepted accounting principles and other written communications between the independent registered public accounting firm and management, together with their ramifications and the preferred treatment by the independent registered public accounting firm;
•	meet at least once annually with management and the independent registered public accounting firm in separate sessions;
•	assess the adequacy of codes of conduct, including codes relating to ethics, integrity, conflicts of interest, confidentiality, public disclosure and insider trading and, as appropriate, adopt changes thereto;
•	direct the establishment and maintenance of procedures for the receipt and retention of, and the treatment of, complaints received regarding accounting, internal control or auditing matters; and
•	direct the establishment and maintenance of procedures for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Members of the Audit and Finance Committee are William Nance and Robert Reseigh. The Board has determined that each member of the Audit and Finance Committee meets the financial literacy requirements of the AMEX and SEC. William Nance qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations of the SEC. The designation of William Nance as an “audit committee financial expert” will not impose on him any duties, obligations or liability that are greater than those that are generally imposed on him as a member of our Audit and Finance Committee and the Board, and his designation as an “audit committee financial expert” pursuant to this SEC requirement will not affect the duties, obligations or liability of any other member of our Audit and Finance Committee or the Board.

Compensation Committee

The Compensation Committee assists our Board in discharging and performing its duties with respect to management compensation, succession planning, employee benefits and director compensation.

Without limiting the scope of such activities, the Compensation Committee shall, among other things:

•	annually determine the compensation of the Chief Executive Officer, review and approve the corresponding goals and objectives and evaluate the performance of the Chief Executive Officer in light of such goals and objectives;
•	review and approve, as appropriate, annually compensation of the other executive officers and directors and review compensation of other members of senior management;
•	assess organizational systems and plans, including those relating to management development and succession planning,;
•	administer stock-based compensation plans; and
•	review the Compensation Discussion and Analysis for inclusion in our proxy statement.

Members of the Compensation Committee are William Nance and Robert Reseigh, each of whom satisfies the independence requirements of AMEX and SEC rules and regulations. Each member of our Compensation Committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

The Nominating and Governance Committee

The Nominating and Governance Committee assists our Board in discharging and performing its duties and responsibilities with respect to nomination of directors, selection of committee members, assessment of performance of our Board and other corporate governance matters. Without limiting the scope of such activities, the Nominating and Governance Committee shall, among other things:

•	review candidates for nomination for election as directors submitted by directors, officers, employees and stockholders; and
•	review at least annually the current directors of our Board to determine whether such individuals are independent under the listing standards of the NYSE Amex and the SEC rules under the Sarbanes-Oxley Act of 2002.

Members of the Nominating and Governance Committee are William Nance and Robert Reseigh, each of whom satisfies the independence requirements of AMEX and SEC rules and regulations.

There have been no material changes to the procedures by which our shareholders may recommend nominees to the Company’s Board of Directors; provided that pursuant to the terms of the Series A-1 Preferred Stock, the Winfield Group is granted the right to nominate one director for the Board and to name John V. Winfield as a director; and, provided further that pursuant to the terms of the employment agreement of Mr. De Gasperis, the Company agreed to take and cause to be taken all such action as may be necessary to elect Mr. De Gasperis as a director of the Company under certain circumstances, which circumstances were satisfied in October 2010.

Attendance at Annual Meeting

We expect all directors to attend the annual meeting of shareholders each year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board of Directors has adopted a written related person transaction policy that governs the review, approval or ratification of covered related person transactions. The Audit and Finance Committee manages this policy. The policy generally provides that we may enter into a related person transaction only if the Audit and Finance Committee approves or ratifies such transaction in accordance with the guidelines set forth in the policy and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party; or the transaction is approved by the disinterested members of the Board of Directors; or the transaction involves compensation approved by our Compensation Committee. For information about certain relationships between our director nominees and the Company, please see below:

Northern Comstock LLC

On October 20, 2010, the Company entered into an operating agreement (the “Operating Agreement”) to form Northern Comstock LLC (“Northern Comstock”) with Mr. Winfield, and an entity controlled by Mr. Winfield, DWC Resources, Inc. (“DWC”). As part of the Operating Agreement, the Company obtained the exclusive rights of production and exploration on certain property formerly owned by DWC in Storey County, Nevada (the “DWC Property”) and two parcels leased by Mr. John Winfield in Storey County, Nevada from the Sutro Tunnel Company (the “Sutro Property”) and Virginia City Ventures (the “VCV Property”).

Pursuant to the terms of the Operating Agreement, DWC contributed the DWC Property to Northern Comstock and John Winfield contributed his rights under the Sutro Property and the VCV Property leases to Northern Comstock. The Company contributed 862.5 shares of Series A-1 Preferred Stock and contributes its services in the area of mine exploration, development and production to Northern Comstock. The terms of the Operating Agreement provide that on each anniversary of the Operating Agreement, up to and including the thirty-ninth (39th) anniversary, the Company will make additional capital contributions in the amount of $862,500, in the form of Series A-1 Preferred Stock or cash (upon request of Northern Comstock, which request for cash can be denied by the Company in certain circumstances). Under certain circumstances, the additional capital contributions can be accelerated.

The Operating Agreement further provides the Company with the exclusive rights of development, production, mining and exploration on the respective properties and requires the Company to make certain capital expenditures of not less than $750,000 over five years with respect to each parcel. Under the terms of the Operating Agreement: (i) all cash flows from the bullion or other minerals recovered from the ore mined out of the ground but untreated and minerals produced from the milling or reduction of ore to a higher grade produced from the DWC Property, Sutro Property or VCV Property, as applicable, or finished products produced from any such property, will be distributed to the Company after certain distributions to the other members of Northern Comstock of up to 6% of net smelter returns with respect to the DWC Property to DWC and up to 2% with respect to the Sutro Property to Mr. Winfield, in each case subject to the price of gold per ounce and the amount of ounces produced; (ii) an annual distribution of 500 and 362.5 shares of Series A-1 Preferred Stock will be set aside for distribution to DWC and Mr. Winfield, respectively, but such distribution will be retained by Northern Comstock unless DWC and Mr. Winfield otherwise instruct Northern Comstock to distribute the shares to them; and (iii) all other distributions of cash or other property of Northern Comstock shall be permitted only with the prior written consent of all members. Mineral production from the DWC Property is also subject to a 1% net smelter royalty payable to Mr. Art Wilson. A separate royalty of 5% net smelter royalty is also payable to the Sutro Tunnel Company on all production from the Sutro Property. Mineral production from the VCV Property is subject to a 5% net smelter royalty. In accordance with the Operating Agreement, Northern Comstock is managed, and the conduct of its affairs, operations and activities are controlled, exclusively by or under the direction of Mr. Winfield; however, given that the exclusive right to perform the primary business of Northern Comstock is granted to the Company under the Operating Agreement, the only actions left to be performed by Mr. Winfield, as manager, are generally ministerial in nature such as maintaining books and records relating to capital contributions and distributions.

Tax Indemnification

On October 20, 2010, the Company exchanged all of its senior secured convertible and senior indebtedness owed to Mr. Winfield and certain entities affiliated with him (the “Winfield Group”) for newly created Series A-1 Preferred Stock. In connection with the retirement of the former indebtedness, each member of the Winfield Group agreed that if any taxing authority makes a determination that the value of any of the Series A-1 Preferred Stock delivered to such member is properly treated as ordinary income to such member (a “Proposed Adjustment”), he or it will exercise and pursue in good faith any and all administrative rights to appeal such Proposed Adjustment, including, without limitation, by filing a protest, petition, or any other document that preserves his or its right to appeal such Proposed Adjustment. The Company agreed that, if a final, non-appealable administrative determination (an “Administrative Determination”) is made that the value of any portion of the Series A-1 Preferred Stock is properly treated as ordinary income to such member of the Winfield Group, it will indemnify such member for (i) any incremental federal, state and local income tax, penalties and interest such member is actually obligated to pay out-of-pocket as a result of such determination, after taking into account (a) all increases in federal, state and local income taxes actually payable as a result of the receipt of any such indemnity payment and (b) the deduction to which such member would be entitled for federal income tax purposes for state and local income taxes paid (the “Indemnity Amount”), and (ii) its reasonable legal and accounting expenses incurred with respect to the protest of the Proposed Adjustment. The Company may at its option, pay the Indemnity Amount either in cash or in a number of common shares equal to the Indemnity Amount divided by the average of the volume weighted average closing prices of common shares for the 5 consecutive trading days ending on the trading day that is immediately prior to the date of such payment.

Special Voting Rights

Provided that at least 25% of the preferred shares of the Company issued on or prior to October 20, 2010, including the Series A-1 Preferred Stock (the “Preferred Shares”), are still outstanding, and as long as the Winfield Group still holds at least 25% of the Preferred Shares, the Company shall not, without the affirmative vote of the Winfield Group, enter into any transaction for the acquisition of any business, property or asset pursuant to which the Company will incur indebtedness to finance such acquisition in principal amount in excess of $500,000, pay any dividends to holders of Preferred Shares in cash in an amount to exceed $500,000, engage in a private placement or public offering of any common stock or common stock equivalents of the Company, enter into a Change of Control Transaction, as defined in each certificate of designation of the Company or enter into any transaction that would constitute a Fundamental Transaction, as defined in each certificate of designation of the Company.

Further, provided that the Winfield Group holds 25% or more of the Preferred Shares, (i) Mr. Winfield will be a member of the Company’s board of directors and (ii) the Winfield Group shall have the right, upon written request to the Company, to nominate a member of the Company’s board of directors (“Board Nominee”) and the Company shall take or cause to be taken all actions so that Mr. Winfield and the Board Nominee are each nominated and recommended for re-election to the Board. The Board Nominee shall meet the requirements for an “independent director” under the listing rules of the principal exchange or market on which the common stock of the Company is then listed, satisfy the requirements set forth in the Company’s Corporate Governance Guidelines and Nominating and Governance Committee Charter as reasonably determined by the Nominating and Governance Committee of the board, and not be prohibited from serving as a director of the Company under Section 8 of the Clayton Antitrust Act or any other applicable law. Alternatively, the Winfield Group can designate as the Board Nominee a member of the then existing board of directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on our review of the forms required by Section 16(a) of the Exchange Act that have been received by us, we believe there has been compliance with all filing requirements applicable to our officers, directors and beneficial owners of greater than 10% of our common stock, with the exception of director Robert Reseigh who filed his Form 4 late for a transaction that occurred on April 15, 2011 and Sun Valley Gold LLC which did not timely file a Form 3.

STOCK OWNERSHIP

The following table sets forth, as of May 3, 2012, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of any class of our voting equity securities.

Name and Address(a)	Title of class	Amount and nature of beneficial ownership(k)		Percent of class(b)
Longview, LP c/o Viking Asset Management LLC 600 Montgomery Street, 44th Floor San Francisco, CA 94111	Common Stock	7,096,939	(c)	15.3%
Sun Valley Gold Master Fund, Ltd. 620 Sun Valley Road P.O. Box 2759 Sun Valley, ID 83353	Common Stock	5,537,509	(d)	12.5%
Solus Core Opportunities Master Fund Ltd. c/o Solus Alternative Asset Management LP 430 Park Avenue, 9th Floor New York, New York 10022	Common Stock	3,213,309	(e)	7.6%
Officers and Directors
John Winfield	Common Stock	38,072,258	(f)	50.8%
Corrado De Gasperis	Common Stock	2,750,000	(g)	7.0%
Rob Faber	Common Stock	400,900	(h)	1.0%
Scott Jolcover	Common Stock	224,620	(i)	*
William Nance	Common Stock	190,000	(j)	*
Robert Reseigh	Common Stock	115,000	(k)	*
Mark Jewett	Common Stock	100,450	(l)	*
All directors and executive officers as a group (7 persons)	Common Stock	41,853,228	(m)	59.5%

*	Less than 1%
(a)	Unless otherwise indicated, the business address of each person named in the table is c/o of Comstock Mining Inc., P.O. Box 1118, 1200 American Flat Road, Virginia City, NV 89440.
(b)	Applicable percentage of ownership is based on 39,497,944 shares of common stock outstanding as of May 3, 2012 together with all applicable options, warrants and other securities convertible into shares of our common stock for such stockholder. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Shares of our common stock subject to options, warrants or other convertible securities exercisable within 60 days after May 3, 2012 are deemed outstanding for computing the percentage ownership of the person holding such options, warrants or other convertible securities, but are not deemed outstanding for computing the percentage of any other person. Except otherwise noted, the named beneficial owner has the sole voting and investment power with respect to the shares of common stock shown.
(c)	Includes 6,917,572 shares of the Company’s common stock issuable upon conversion of currently convertible shares of Series A-2 Preferred Stock.
(d)	Includes (i) 585,790 shares of the Company’s common stock held directly by Sun Valley Gold Master Fund, Ltd. (“Sun Valley”), (ii) 3,141,818 shares of the Company’s common stock issuable upon conversion of currently convertible shares of Series B Preferred Stock held by Sun Valley, (iii) 58,951 shares of the Company’s common stock held by Lowes Corporation (“Lowes”), (iv) 974,545 shares of the Company’s common stock issuable upon conversion of currently convertible shares of Series B

Preferred Stock held by Lowes, (v) 24,342 share of the Company’s common stock held by Compass Offshore SAV PCC Limited (“Compass Offshore”), (vi) 402,424 shares of the Company’s common stock issuable upon conversion of shares of currently convertible shares of Series B Preferred Stock held by Compass Offshore, (vii) 19,943 shares of the Company’s common stock held by Compass SAV LLC (“Compass”) and (viii) 329,696 shares of the Company’s common stock issuable upon conversion of shares of currently convertible shares of Series B Preferred Stock held by Compass.
(e)	Includes 3,030,303 shares of the Company’s common stock issuable upon conversion of currently convertible shares of Series B Preferred Stock.
(f)	Mr. Winfield is the President, Chief Executive Officer and Chairman of the Board of Intergroup Corporation (“Intergroup”), Santa Fe Financial Corporation (“Santa Fe”) and Portsmouth Square, Inc. (“Portsmouth”) and may be deemed to share voting and dispositive power over shares of the Company’s securities owned by each of Intergroup, Santa Fe and Portsmouth. Mr. Winfield has sole voting power over shares of the Company’s securities held by Northern Comstock LLC (“Northern Comstock”). The 38,072,258 shares of the Company’s common stock beneficially owned by Mr. Winfield includes (i) 913,569 shares of the Company’s common stock held directly by Mr. Winfield, (ii) 318,750 shares of the Company’s common stock issuable upon exercise of vested warrants held directly by Mr. Winfield, (iii) 11,798,862 shares of the Company’s common stock issuable upon conversion of currently convertible shares of Series A-1 Preferred Stock held directly by Mr. Winfield, (iv) 798,834 shares of the Company’s common stock held by Intergroup, (v) 10,095,268 shares of the Company’s common stock issuable upon conversion of currently convertible shares of Series A-1Preferred Stock held by Intergroup, (vi) 127,500 shares of the Company’s common stock issuable upon exercise of vested warrants held by Intergroup, (vii) 601,942 shares of the Company’s common stock held by Portsmouth, (viii) 6,773,609 shares of the Company’s common stock issuable upon conversion of currently convertible shares of Series A-1 Preferred Stock held by Portsmouth, (ix) 127,500 shares of the Company’s common stock issuable upon exercise of vested warrants held by Portsmouth, (x) 306,684 shares of the Company’s common stock held by Santa Fe, (xi) 3,455,130 shares of the Company’s common stock issuable upon conversion of currently convertible shares of Series A-1 Preferred Stock held by Santa Fe, (xii) 63,750 shares of the Company’s common stock issuable upon exercise of vested warrants held by Santa Fe (xiii) 41,091 shares of the Company’s common stock held by Northern Comstock, (xiv) 2,649,768 shares of the Company’s common stock issuable upon conversion of currently convertible shares of Series A-1 Preferred Stock held by Northern Comstock. The holders of Series A-1 Preferred Stock are entitled to vote with the holders of common stock as a single class on all matters submitted to the vote of the common stock (on an as-converted basis); provided that each share of the Series A-1 Preferred Stock is entitled to 5 times the number of votes per share of common stock to which it would otherwise be entitled. Mr. Winfield is therefore entitled to 176,525,306 votes on matters submitted to the vote of the common stock or approximately 73% of votes entitled to be cast on matters submitted to the vote of the common stock.
(g)	Includes 2,750,000 shares of the Company’s restricted common stock issuable upon vesting.
(h)	Includes 400,000 shares of the Company’s common stock issuable upon exercise of vested options. Mr. Faber resigned from the Company in December 2011.
(i)	Includes (i) 14,000 shares of the Company’s common stock held by San Lucas Mining Inc. of which Mr. Jolcover owns 100% and (ii) 15,000 shares of the Company’s common stock issuable upon exercise of vested options. Mr. Jolcover resigned from the Board of Directors in April 2012.
(j)	Includes 15,000 shares of the Company’s common stock issuable upon exercise of vested options.
(k)	Includes 15,000 shares of the Company’s common stock issuable upon exercise of vested options.
(l)	Includes 100,000 shares of the Company’s restricted common stock issuable upon vesting.
(m)	Includes (i) 445,000 shares of the Company’s common stock issuable upon exercise of vested options, (ii) 637 ,500 shares of the Company’s common stock issuable upon exercise of currently exercisable warrants, (iii) 34,772,637 shares of the Company’s common stock issuable upon conversion of currently convertible shares of Series A-1 Preferred Stock and (iv) 2,850,000 of the Company’s restricted common stock issuable upon vesting.

EXECUTIVE COMPENSATION

The following table sets forth, for the periods indicated, the total compensation for services provided to us by the person who served as our principal executive officer (CEO) and principal financial officer during 2011 and the other executive officer other than the CEO who served as an executive officer at the end of 2011 as well as one former executive officer who received aggregate compensation exceeding $100,000 during 2011.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Total ($)
Corrado De Gasperis President and Chief Executive Officer(2)	2011	360,000	5,197,500	5,557,500
	2010	250,000		250,000
Mark Jewett Chief Accounting Officer(3)	2011	39,375	189,000	228,375
Rob Faber former Chief Accounting Officer(4)	2011	150,000	187,000	337,000
	2010	160,000		160,000

(1)	The amounts in the column reflect the aggregate grant date fair value for stock awards computed in accordance with FASB ASC Topic 718. All assumptions made in the valuation of the awards are discussed in the notes to the Financial Statements Note 18. The named executive officers received grants of restricted shares in December 2011 as follows: Mr. De Gasperis, 2,750,000; for Mr. Jewett, 100,000; and for Mr. Faber, 100,000. The stock awards vest upon the attainment of performance goals described under Equity Compensation below. The amounts above reflect the value based on the probable outcome of the performance goals and the amount is the same assuming that the highest level of performance conditions will be achieved.
(2)	Mr. De Gasperis was hired to serve as the Chief Executive Officer and President of the Company effective April 21, 2010. Mr. De Gasperis has also served as the Principal Financial Officer since April 21, 2010
(3)	Mr. Jewett was hired on September 12, 2011 and was appointed the Chief Accounting Officer of the Company on December 21, 2011. Mr. Jewett’s base salary is $135,000 per year.
(4)	Mr. Faber served as the Chief Accounting Officer from April 21, 2010 to December 21, 2011. Mr. Faber’s employment with the Company terminated on December 27, 2011 and he received severance in accordance with a separation agreement described below.

The terms of each of Mr. De Gasperis’ employment agreement and Mr. Faber’s resignation agreement are described in detail in Employment, Retirement and Severance Plans and Agreements below. Mr. Jewett does not have an employment agreement but received an offer letter providing for a base salary of $135,000 and the right to reimbursement of incurred costs associated with relocation.

Equity Compensation

In 2011, the Company adopted the Comstock Mining Inc. 2011 Equity Incentive Plan (the “2011 Plan”). The 2011 Plan replaced the equity plans previously adopted by the Company, including, without limitation, those adopted in 2005 and 2006. The maximum number of shares of the Company’s common stock that may be delivered pursuant to awards granted under the 2011 Plan is 6,000,000 shares of common stock. The 2011 Plan provides for the grant of various types of awards, including but not limited to restricted stock (including performance share awards), restricted stock units, stock options, and other types of stock-based awards. Awards with respect to shares of common stock, other than dividend equivalents, granted to any one individual under the Plan may not be made with respect to more than 3,000,000 shares of common stock, in the aggregate, in any consecutive 12-month period, subject to adjustment as described in the 2011 Plan.

On December 21, 2011 the Board of Directors granted 4,710,000 shares of restricted stock (each called a performance share award) to certain employees under the 2011 Plan. Of these shares, our named executive officers received the following grants: 2,750,000 were granted to Mr. De Gasperis, 100,000 were granted to

Mr. Jewett and 100,000 were granted to Mr. Faber. Each of the restricted stock awards granted under the 2011 plan were subject to the following vesting schedule:

•	one-fifth (1/5) of the restricted shares shall vest on the date of certification by the compensation committee of the attainment of both (A) the validation through an independent external report (that is, a National Instrument 43-101 Report or its successor (a “NI 43-101”)) of qualified resources (at least measured and indicated) and reserves (probable and proven) of the Company aggregating 1,000,000 ounces of gold equivalent and (B) the completion of the first metal pour from the mining operations (that is, the mine and heap leach are operational by the Company);
•	one-fifth (1/5) of the restricted shares shall vest on the date of certification by the compensation committee of the attainment of both (A) the validation through a NI 43-101 of qualified resources (at least measured and indicated) and reserves (probable and proven) of the Company aggregating 1,500,000 ounces of gold equivalent and (B) the completion of three months (that is, ninety (90) days) of consecutive mining operations (that is, the mine and heap leach are operational) at an annual production rate of 15,000 ounces of gold equivalent;
•	one-fifths (1/5) of the restricted shares shall vest on the date of certification by the compensation committee of the attainment of both (A) the validation through a NI 43-101 of qualified resources (at least measured and indicated) and reserves (probable and proven), in each case including those previously validated, of the Company aggregating 2,000,000 ounces of gold equivalent and (B) the completion of three months (that is, ninety (90) days) of consecutive mining operations at an annual production rate of 17,500 ounces of gold equivalent; and
•	two-fifth (2/5) of the restricted shares shall vest on the date of certification by the compensation committee of the attainment of both (A) the validation through a NI 43-101 of qualified resources (at least measured and indicated) and reserves (probable and proven), in each case including those previously validated, of the Company aggregating 3,250,000 ounces of gold equivalent and (B) the completion of three months (that is, ninety (90) days) of consecutive mining operations at an annual production rate of 20,000 ounces of gold equivalent.

In addition, if a change in control of the Company (as defined in the 2011 Plan) occurs, then the shares would vest immediately and, following the date on which the participant’s employment is terminated by the Company without cause or following the participant’s disability, the portion of the award that would vest upon achieving the next objective shall vest at the time of termination. The unvested awards expire five years after the grant date.

In 2005, the Company adopted a stock option and incentive plan that was approved by our stockholders in October 2005, which expired in June 2011 upon the adoption of the 2011 Plan with no awards having been issued thereunder.

In 2006, the Company adopted another stock option and incentive plan (“2006 Plan”), which was approved by our stockholders in November 2006 and which provided for a maximum of 4,000,000 shares of common stock to be issued (the shares reflect the adjustment due to the reverse stock split). Under the 2006 Plan, options, stock and other awards may be granted to employees and non-employee directors. Stock options granted under the 2006 Plan generally vest over three years and expire ten years from the date of the grant. Options to purchase an aggregate of 50,000 fully vested options remain outstanding under the plan, which expired in June 2011 upon the adoption of the 2011 Plan.

Fully vested options to purchase 400,000 shares of our common stock were granted to Mr. Faber, outside of a plan, in January 2008, which options expire December 31, 2013.

OUTSTANDING STOCK OPTION AND UNVESTED STOCK AWARDS
FISCAL YEAR END FOR 2011

Shares of common stock underlying unexercised stock options and unvested stock awards at December 31, 2011 are summarized below:

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date ($)	Number of Shares of Stock that have not Vested (#)	Market Value of Shares of Stock that have not Vested ($)
Corrado De Gasperis(1)	—	—	—	2,750,000	5,060,000
Mark Jewett(1)	—	—	—	100,000	184,000
Robert T. Faber(2)	400,000	2.238	12/31/2013	100,000	184,000

(1)	The restricted stock was granted to Messrs. De Gasperis and Jewett on December 21, 2012. The awards will vest in accordance with the vesting terms described under Equity Compensation above.
(2)	The options were granted to Mr. Faber on January 9, 2008 and, pursuant to the terms of the resignation agreement between the Company and Mr. Faber effective December 27, 2011, as described under Employment, Retirement and Severance Plans and Agreements below, the options will expire on December 31, 2013 if not exercised prior to that date. The restricted stock was granted to Mr. Faber on December 21, 2011 and, pursuant to the terms of his resignation agreement, may vest on December 27, 2012.

Employment, Retirement and Severance Plans and Agreements

Corrado De Gasperis’ Employment Agreement

Mr. De Gasperis was hired to serve as our Chief Executive Officer and President effective April 21, 2010. In connection with his employment, the Company entered into an Employment Agreement with Mr. De Gasperis, which also provides for his election as an officer and also as a director upon closing of the recapitalization or the capital raise.

Term.  The agreement expires on April 21, 2014 and will be automatically extended for additional one year periods unless notice of termination is provided. If a “change in control” of the Company (as defined in the agreement) occurs and the remaining term of the agreement is less than three years, then the term will be extended to three years beyond the date of the change in control.

Salary and Other Benefits.  Under the agreement, Mr. De Gasperis is entitled to an annual base salary of $360,000. Mr. De Gasperis will be entitled to participate in each of our medical, pension or other employee benefit plans generally available to employees. Mr. De Gasperis is also entitled to participate in any of our incentive or compensation plans. The agreement also requires us to adopt a profit sharing plan whereby 10% of net cash profits before principal payments of indebtedness and investments in fixed assets will be set aside for semi-annual payments to employees, no less than 35% of which shall be payable to Mr. De Gasperis. The profit sharing plan has not yet been established.

Equity Awards.  The Company was required to adopt an equity incentive plan with certain terms. The Board adopted the 2011 Plan in June 2011 and granted an award of 2,750,000 shares of restricted stock under the 2011 Plan in December 2011, with the terms described under Equity Compensation above.

Rights on Termination of Employment.  If Mr. De Gasperis’ employment is terminated without “cause,” if his employment is terminated due to his “disability” or if he resigns for “good reason” (each term as defined in his agreement), subject to his executing a release in our favor, Mr. De Gasperis shall be entitled to:

•	a lump sum payment of all accrued amounts due to him through the date of his termination;
•	continued base salary for twelve months (or thirty-six months if the termination is during the three year period following a change in control); and

•	continuation of health and life insurance benefits for the longer of the period during which base salary is payable following termination or 18 months (unless he is entitled to participate in the health plan of a new employer).

In addition, pursuant to the terms of his restricted stock agreement with the Company dated December 21, 2011, if Mr. De Gasperis’ employment is terminated without cause or following his disability, and if he signs a release, he will vest, on the 30th day following termination of employment, in a pro rata portion of the restricted stock awards as if the next objective to be achieved for vesting had been achieved.

If Mr. De Gasperis’ employment is terminated due to his death, his estate is entitled to the benefits (other than continued life insurance coverage) outlined above.

Upon a termination of Mr. De Gasperis’ employment for cause or his resignation without good reason, he shall be entitled to a lump sum payment of all amounts due to him through the date of his termination.

Non-Compete.  The agreement prohibits Mr. De Gasperis from competing with us during the term of his employment and for one year thereafter.

Director Election.  The Company agreed to take and cause to be taken all such action as may be necessary to elect Mr. De Gasperis as a director of the Company under certain circumstances which circumstances were satisfied in October 2010.

Robert T. Faber’s Separation Agreement

Effective December 27, 2011, Mr. Faber and the Company entered into a resignation agreement pursuant to which Mr. Faber executed a release in favor of the Company in exchange for which Mr. Faber is entitled to continue receiving payments equal to his base salary through December 27, 2012. Mr. Faber further agreed that he will not compete with the Company or solicit any employees or business relationships of the Company for 24 months following December 27, 2013. Pursuant to his resignation agreement the 100,000 restricted shares granted to Mr. Faber in 2011 may vest on December 27, 2012, if he complies with the terms of his resignation agreement. The options granted to Mr. Faber in 2008 will remain exercisable until December 31, 2013.

Restricted Stock Awards.  As referenced in Equity Compensation above, if a change in control of the Company (as defined in the 2011 Plan) occurs, then the shares of restricted stock granted to the named executive would vest immediately and, following the date on which the named executive officer’s employment is terminated by the Company without cause or following his disability, the portion of the award that would vest upon achieving the next objective shall vest at the time of termination. For purposes of the 2011 Plan, change in control occurs, generally, on the following:

•	the date on which any person or group becomes the beneficial owner of 40% or more of the then issued and outstanding common stock or voting securities of the Company (not including securities held by our employee benefit plans or related trusts or certain acquisitions by John Winfield and his affiliates);
•	the date on which any person or group acquires the right to vote on any matter, by proxy or otherwise, with respect to 40% or more of the then issued and outstanding common stock or voting securities of the Company (not including securities held by our employee benefit plans or related trusts or certain acquisitions by John Winfield and his affiliates);
•	the date, at the end of any two-year period, on which individuals, who at the beginning of such period were directors of the Company, or individuals nominated or elected by a vote of two-thirds of such directors or directors previously so elected or nominated, cease to constitute a majority of our Board;
•	the date on which stockholders of the Company approve a complete liquidation or dissolution of the Company; or
•	the date on which we consummate certain reorganizations, mergers, asset sales or similar transactions.

Equity Compensation Plan Information

The following table sets forth information with respect to our common stock that may be issued upon the exercise of stock options under our incentive stock option plans as of December 31, 2011.

Plan Category	(a) Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Stockholders(1)	50,000	$4.00	1,290,000
Equity Compensation Plans Not Approved by Stockholders(2)	400,000	$2.238	—
Total	450,000	$2.434	1,290,000

(1)	The table does not include the 4,710,000 shares of restricted stock granted under the 2011 Plan in December 2011, and not issued as of December 31, 2011. The equity compensation plans approved by shareholders include the 2011 Plan, under which 1,290,000 shares remain available for issuance, and the option and incentive plan adopted by the Company in 2006, under which no additional awards may be granted.
(2)	The outstanding options listed in this row represent options granted to Mr. Faber on January 9, 2008, in respect of 400,000 shares at an exercise price of $2.238 per share. Pursuant to the terms of the resignation agreement as described above, the options will expire on December 31, 2013 if not exercised prior to that date.

COMPENSATION OF DIRECTORS

During 2011, all directors who are not Company employees were granted shares of the Company’s common stock for their service as a director in addition to annual retainers payable in cash. Annual retainers are generally payable in equal monthly installments. Compensation in respect of 2011 for our directors is disclosed below:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total Compensation ($)
William Nance	75,000	305,000	380,000
Robert Reseigh	75,000	370,000	445,000
Scott Jolcover	100,000	305,000	405,000

(1)	No payments included interest or earnings.
(2)	The amounts above reflect the aggregate grant date fair value for the stock awards and option awards, respectively, computed in accordance with FASB ASC Topic 718. All assumptions made in the valuation of the awards are discussed in the notes to the Financial Statements Note 18. The non-employee directors received grants of 100,000 shares of common stock each in 2011, and the shares were fully vested when issued. As of December 31, 2011, the non-employee directors had no other unvested stock awards. Option awards to purchase shares of common stock were as follows: Mr. Nance 15,000 options; Mr. Reseigh 15,000 options; and Mr. Jolcover 15,000 options. Mr. Jolcover resigned from the Board of Directors in April 2012.

THE AUDIT AND FINANCE COMMITTEE REPORT

The Audit and Finance Committee of the Board of Directors is composed of two independent directors and operates under a written charter adopted by the Board of Directors. The Audit and Finance Committee approves the selection of our independent registered public accounting firm.

Management is responsible for our disclosure controls, internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The Audit and Finance Committee’s primary responsibility is to monitor and oversee these processes and to report thereon to the Board of Directors. In this context, the Audit and Finance Committee has met privately with management and Deloitte & Touche LLP, our independent registered public accounting firm, all of whom have unrestricted access to the Audit and Finance Committee.

The Audit and Finance Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including the scope of the auditor’s responsibilities and whether there are any significant accounting adjustments or any disagreements with management.

The Audit and Finance Committee also has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence, and has discussed with Deloitte & Touche LLP that firm’s independence from the Company.

The Audit and Finance Committee has reviewed and discussed the consolidated financial statements with management and Deloitte & Touche LLP. Based on this review and these discussions, the representation of management that the consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the report of Deloitte & Touche LLP to the Audit and Finance Committee, the Audit and Finance Committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC.

The Audit and Finance Committee also reviews with management and the independent registered public accounting firm the results of that firm’s review of the unaudited financial statements that are included in our quarterly reports on Form 10-Q.

Audit and Finance Committee Pre-Approval Policy

The charter of our Audit and Finance Committee provides that the duties and responsibilities of our Audit and Finance Committee include the pre-approval of all audits, audit-related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent auditor. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Audit and Finance Committee. Unless otherwise specified by the Audit and Finance Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Audit and Finance Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.

To the extent deemed appropriate, the Audit and Finance Committee may delegate pre-approval authority to the Chairman of the Audit and Finance Committee or any one or more other members of the Audit and Finance Committee provided that any member of the Audit and Finance Committee who has exercised any such delegation must report any such pre-approval decision to the Audit and Finance Committee at its next scheduled meeting. The Audit and Finance Committee will not delegate to management the pre-approval of services to be performed by the independent auditor.

Our Audit and Finance Committee requires that our independent auditor, in conjunction with our Chief Executive Officer (who is also our Chief Financial Officer), be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit and Finance Committee about each service to be provided and must provide detail as to the particular service to be provided. Our Audit and Finance Committee Chair and Audit and Finance Committee financial expert is William Nance.

Fees Billed by our Auditors

The Audit and Finance Committee reviews the fees charged by our independent registered public accounting firm. During the fiscal years ended December 31, 2011 and December 31, 2010, we were billed the following fees set forth below in connection with services rendered by that firm to us.

	2011	2010
	Deloitte & Touche LLP	Deloitte & Touche LLP
Audit Fees	$321,325	$296,000
Audit-Related Fees	12,753	—
Tax Fees	28,850	—
Total fees	$362,928	$296,000

Audit Fees.  Audit fees include professional services rendered by Deloitte & Touche LLP for the audit of our annual financial statements, including its assessment of our internal control over financial reporting, and the reviews of the financial statements included in our quarterly reports on Form 10-Q. This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal auditor reasonably can provide to a client, implementation of new financial and accounting reporting standards and consents and assistance with and review of documents filed with the SEC.

Audit-Related Fees.  Audit-related fees include consultation on certain financial accounting and reporting standards and other miscellaneous audit-related fees.

Tax Fees.  Tax fees include original and amended tax returns, studies supporting tax return amounts as may be required by Internal Revenue Service regulations, claims for refunds, assistance with tax audits and other work directly affecting or supporting the payment of taxes.

THE AUDIT AND FINANCE COMMITTEE
William J. Nance, Chairman Robert Reseigh

May 4, 2012

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Finance Committee has appointed Deloitte & Touche LLP, an independent registered public accounting firm, as our independent registered public accounting firm for the fiscal year ending December 31, 2012. A representative of Deloitte & Touche LLP is expected to be present at the Meeting with an opportunity to make a statement and to be available to respond to appropriate questions.

Deloitte & Touche LLP’s principal function is to audit the consolidated financial statements of the Company and its subsidiaries and, in connection with that audit, to review certain related filings with the SEC and to conduct limited reviews of the financial statements included in our quarterly reports.

The Board of Directors and Audit and Finance Committee recommend that shareholders vote “FOR” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

Appointment of our independent registered public accounting firm is not required to be submitted to a vote of the shareholders of the Company for ratification by our by-laws or otherwise. However, the Board of Directors is submitting the appointment of Deloitte & Touche LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders do not ratify the appointment, the Audit and Finance Committee will reconsider whether to retain the firm. In such event, the Audit and Finance Committee may retain Deloitte & Touche LLP, notwithstanding the fact that the shareholders did not ratify the appointment or may select another nationally recognized accounting firm without resubmitting the matter to shareholders. Even if the appointment is ratified, the Audit and Finance Committee reserves the right, in its discretion, to select a different nationally recognized accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. Under the Sarbanes-Oxley Act of 2002 and the rules of the SEC promulgated thereunder, the Audit and Finance Committee is solely responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm.

SHAREHOLDER PROPOSALS

Under applicable regulations of the SEC, any shareholder desiring to make a proposal to be acted upon at the 2013 annual meeting of shareholders must present such proposal to our Secretary at P.O. Box 1118, Virginia City, Nevada 89440, not later than January 4, 2013, in order for the proposal to be considered for inclusion in our Proxy Statement. We anticipate holding the 2013 annual meeting on Wednesday, June 19, 2013.

Our bylaws provide that a shareholder entitled to vote for the election of directors may nominate persons for election to the Board of Directors by delivering written notice to our Secretary. Such notice generally must be delivered not later than the close of business on the tenth business day prior to the annual meeting.

The shareholder’s notice must include:

•	the shareholder’s name and mailing address;
•	the date, time and place of the meeting (and type) to which the notice applies;
•	the nature of the matter (and for an election of director(s), the identity and qualifications of said director(s); and
•	any other information required to ensure that shareholders entitled to vote on such matter have a clear understanding of the ramifications thereof.

The requirements found in our bylaws are separate from and in addition to the requirements of the SEC that a shareholder must meet to have a proposal included in our Proxy Statement.

CERTAIN MATTERS RELATING TO PROXY MATERIALS AND ANNUAL REPORTS

Electronic Access of Proxy Materials and Annual Reports

This Proxy Statement and our Annual Report on Form 10-K are available on our Internet website at http://www.comstockmining.com/investors/regulatory-filings. Shareholders can elect to access future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. Providing these documents over the Internet will reduce our printing and postage costs and the number of paper documents shareholders would otherwise receive. We will notify shareholders who consent to accessing these documents over the Internet when such documents will be available. Once given, a shareholder’s consent will remain in effect until such shareholder revokes it by notifying us otherwise at Secretary, Comstock Mining Inc., P.O. Box 1118, Virginia City, Nevada 89440. Shareholders of record voting by mail can choose this option by marking the appropriate box on the proxy card included with this Proxy Statement and shareholders of record voting by telephone or over the Internet can choose this option by following the instructions provided by telephone or over the Internet, as applicable. Beneficial owners whose shares are held in street name should refer to the information provided by the institution that holds such beneficial owner’s shares and follow the instructions on how to elect to access future proxy statements and annual reports over the Internet, if this option is provided by such institution. Paper copies of these documents may be requested by writing us at Investor Relations, Comstock Mining Inc., P.O. Box 1118, Virginia City, Nevada 89440 or by telephoning (775) 847-0545, Attn: Kimberly Shipley.

“Householding” of Proxy Materials and Annual Reports for Record Owners

The SEC rules permit us, with your permission, to deliver a single proxy statement and annual report to any household at which two or more shareholders of record reside at the same address. Each shareholder will continue to receive a separate proxy card. This procedure, known as “householding,” reduces the volume of duplicate information you receive and helps to reduce our expenses. Shareholders of record voting by mail can choose this option by marking the appropriate box on the proxy card included with this Proxy Statement and shareholders of record voting by telephone or over the Internet can choose this option by following the instructions provided by telephone or over the Internet, as applicable. Once given, a shareholder’s consent will remain in effect until such shareholder revokes it by notifying our Secretary as described above. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. Shareholders of record who elect to participate in householding may also request a separate copy of future proxy statements and annual reports by contacting our investor relations department as described above.

Separate Copies for Beneficial Owners

Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single proxy statement and annual report to that address. Any such beneficial owner can request a separate copy of this Proxy Statement or the Annual Report on Form 10-K by contacting our investor relations department as described above. Beneficial owners with the same address who receive more than one proxy statement and Annual Report on Form 10-K may request delivery of a single proxy statement and Annual Report on Form 10-K by contacting our investor relations department as described above.

OTHER MATTERS

The Board of Directors is not aware of any matters to be presented for action at the Meeting other than as set forth in this Proxy Statement. However, if any other matters properly come before the Meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

By Order of the Board of Directors
John V. Winfield, Chairman and acting Secretary

PROXY CARD

A.  Election of Directors

The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold
01 – John V. Winfield	☐	☐
02 – Corrado De Gasperis	☐	☐
03 – Daniel W. Kappes	☐	☐
04 – William J. Nance	☐	☐
05 – Robert A. Reseigh	☐	☐

B.  Issues

The Board of Directors recommends a vote FOR the Proposal below.

1.	The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

☐  For      ☐  Against      ☐  Abstain

If you plan to attend the meeting, please check here.    ☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof. Receipt of notice of the meeting and the related proxy statement is acknowledged.

C.  Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

The signature on this Proxy should correspond exactly with the stockholder name printed to the left. In the case of joint tenancies, both stockholders should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

Signature 1 – Please keep signature within the box	Signature 2 – Please keep signature within the box	Date (mm/dd/yyyy)

PROXY — COMSTOCK MINING INC.

P.O. Box 1118, Virginia City, Nevada 89440

This proxy is solicited on behalf of the Board of Directors of Comstock Mining Inc.
For the Annual Meeting of Stockholders on June 19, 2012

The undersigned appoints William Nance and Robert Reseigh, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of Comstock Mining Inc. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on June 19, 2012, and at any adjournment or postponement thereof, as indicated on the reverse side.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR the election for the nominees and FOR the ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2012.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY

(Continued, and to be dated and signed, on the other side)